Exhibit 99.1

Revlon Completes Private Offering of $500 Million 5.75% Senior Notes due 2021

NEW YORK--(BUSINESS WIRE)--February 8, 2013--Revlon, Inc. (NYSE: REV) announced today that its wholly-owned operating subsidiary, Revlon Consumer Products Corporation ("RCPC"), has successfully completed its previously announced private offering of $500 million aggregate principal amount of 5.75% senior unsecured notes due February 15, 2021 (the "Notes"). The Notes are guaranteed by RCPC's domestic subsidiaries, which also currently guarantee RCPC's term loan and asset-based revolving credit facility.

RCPC intends to use the net proceeds from the offering to: (i) pay the tender offer consideration, including applicable consent payments, in connection with RCPC’s previously-announced cash tender offer to purchase any and all of the $330 million outstanding aggregate principal amount of its 9¾% Senior Secured Notes due November 2015 (the "9¾% Senior Secured Notes"); (ii) pay the applicable premium and accrued interest, along with related fees and expenses, on the 9¾% Senior Secured Notes that are subsequently redeemed by RCPC following the tender offer; (iii) pay applicable fees and expenses incurred in connection with the offering, the tender offer and any redemption; and (iv) use the remaining balance available for general corporate purposes, including debt reduction transactions such as repaying a portion of its 2011 Term Loan Facility due November 2017 and repaying the contributed loan portion of its Amended and Restated Senior Subordinated Term Loan at maturity in October 2013.

The Notes and the related guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the plans of Revlon, Inc. and RCPC (together, the "Company") and their strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans regarding future events, including RCPC's plans to (i) pay the total tender offer consideration in connection with its previously-announced tender offer to purchase any and all of the $330 million outstanding aggregate principal amount of its 9¾% Senior Secured Notes; (ii) pay the applicable premium and accrued interest, along with related fees and expenses, on the 9¾% Senior Secured Notes that are subsequently redeemed by RCPC following the tender offer; and (iii) use the remaining balance available for general corporate purposes, including debt reduction transactions such as repaying a portion of its 2011 Term Loan Facility due November 2017 and repaying the Contributed Loan Portion of its Amended and Restated Senior Subordinated Term Loan at maturity in October 2013. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2012 and 2013 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs or the inability of RCPC to repay all of the $330 million outstanding aggregate principal amount of its 9¾% Senior Secured Notes. Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

About Revlon

Revlon is a global color cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirant deodorants and beauty care products company whose vision is Glamour, Excitement and Innovation through high-quality products at affordable prices. Revlon® is one of the strongest consumer brand franchises in the world. Revlon’s global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice™ color cosmetics, Revlon ColorSilk® hair color, Revlon® beauty tools, Charlie® fragrances, Mitchum® anti-perspirant deodorants, and Ultima II® and Gatineau® skincare. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchum.com. Corporate and investor relations information can be accessed at www.revloninc.com.

CONTACT:
Investor Relations & Media:
Revlon, Inc.
Elise Garofalo, 212-527-5264
Senior Vice President, Treasurer and Investor Relations